UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549


_________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  May 26, 2016



                       KENTUCKY BANCSHARES, INC.
          (Exact Name of Registrant as specified in Charter)


   Kentucky                   000-52598              61-0993464
 (State or other            (Commission            (IRS Employer
  jurisdiction of           File Number)        Identification No.)
  incorporation)


P.O. Box 157, Paris, Kentucky                          40362-0157
(Address of principal executive offices)               (Zip code)


(859)987-1795
(Registrant' telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

__ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
INFORMATION TO BE INCLUDED IN THE REPORT

  Item 5.07    Submission of Matters to a Vote of Security Holders

The registrant's 2016 Annual Meeting of Shareholders was held May 26, 2016. Matters voted upon were (1) ratification of the Board's selection of Crowe Horwath LLP as the Company's independent registered public accounting firm for the ensuing year, (2) election of directors and (3) non-binding advisory vote on the compensation paid its named executive officers. The final number of votes cast with respect to each matter are set out below:

1) Ratification of the Board's selection of Crowe Horwath LLP as the Company's independent registered public accounting firm for the ensuing year:

      Votes For              2,376,753
      Votes Against              7,971

2) Election of the following nominees to the Company's Board of Directors for the ensuing year:

                                              Votes      Broker
                                 Votes For   Withheld   Non-votes
      B. Proctor Caudill, Jr.    1,491,302   109,991     811,268
      Louis Prichard             1,511,350    89,943     811,268
      Woodford Van Meter         1,531,838    69,455     811,268

3) Non-binding advisory vote on the compensation paid its named executive officers:

      Votes For             1,443,350
      Votes Against            87,894
      Votes Abstained          62,549
      Broker Non-votes        811,268

The following directors have a term of office that will continue following the Annual Meeting: Henry Hinkle, Betty J. Long, Ted
McClain, Jack W. Omohundro, Edwin S. Saunier, Robert G. Thompson and Buckner Woodford IV.

The total number of Common Shares outstanding as of March 15, 2016, the record date for the Annual Meeting of Shareholders, was 2,996,227.

SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           KENTUCKY BANCSHARES, INC.


Date: May 26, 2016                  By      /s/ Gregory J. Dawson___
                                                    Gregory J. Dawson
                                                    Chief Financial Officer